PRESS RELEASE

Contacts:
Mellanox Technologies
Lee-Ann Kennedy Stewart
408-970-3400
ir@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Record Financial Results

Eighth Consecutive Quarter of Revenue Growth

SANTA CLARA, CA. and YOKNEAM, ISRAEL – July 23, 2008 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of semiconductor-based, server and storage interconnect products, today announced record financial results for its second quarter ended June 30, 2008.

Second Quarter Highlights

•	Net revenue increased to a record $28.2 million, up 43% from the same quarter last year

•	Gross margins were 79.8%

•	Net income: $4.6 million GAAP, $9.6 million non-GAAP

•	Net income per diluted share: $0.14 GAAP, $0.28 non-GAAP

•	$10.1 million in cash generated from operations

•	$165 million in total cash and investments at quarter end

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported record revenue of $28.2 million, up from $25.2 million in the first quarter of 2008 and up 43 percent from the $19.8 million reported in the second quarter of 2007.

Gross margins in the second quarter were 79.8 percent, compared with 76.4 percent in the first quarter of 2008 and 75.1 percent reported in the second quarter a year ago. GAAP net income in the second quarter was $4.6 million or $0.14 per diluted share and included a tax expense of $3.0 million from the realization of deferred tax assets and $2.0 million of share-based compensation expense.

On a non-GAAP basis, the company recorded second quarter net income of $9.6 million, or $0.28 per diluted share, compared with $8.6 million or $0.25 per diluted share in the first quarter of 2008 and $6.4 million or $0.19 per diluted share in the second quarter of 2007. These non-GAAP net income results exclude share-based compensation expenses and the realization of deferred tax assets.

Total cash and investments were $165 million at June 30, 2008. The company generated $10.1 million of cash from operations during the quarter.

“Our eighth consecutive quarter of record revenue highlights the continued growth, design wins and deployment of our leading interconnect adapters and switch silicon in a variety of tier-one OEM systems,” said Eyal Waldman, chairman, president and CEO.

“During the quarter we announced the availability of InfiniScale® IV, our 36-port 40Gb/s InfiniBand switch silicon, and showcased it with multiple OEM and software vendors running real-life clustering applications. We are seeing large-scale deployments of 40Gb/s InfiniBand clusters based on InfiniScale IV, such as the Virginia Tech 324-node supercomputer.”

Recent Mellanox Press Release Highlights:

•	July 22 — Mellanox InfiniBand Accelerates the Exegy Ticker Plant at Major Exchanges

•	July 21 — Virginia Tech Deploys the First 40Gb/s InfiniBand Large-Scale Compute Systems Based on Mellanox Interconnect

•	July 15 — Mellanox Establishes High Performance Computing Advisory Council

•	July 8 — Mellanox InfiniBand Adapters Provide Leading Storage Connectivity to Galactic Computing’s Line of VSTOR Storage Systems and Gateways

•	July 8 — Mellanox InfiniBand Accelerates Dawning 5000A HPC System

•	June 27 — Mellanox Announces Support for IBM iDataPlex System

•	June 25 — Mellanox InfiniBand Accelerates IBM System Cluster 1350

•	June 24 — Mellanox InfiniBand Technology Integrated in HP BladeSystem for Oracle Optimized Warehouse

•	June 18 — Mellanox InfiniBand Accelerates the World’s Fastest Supercomputer on TOP500 List

•	June 9 — Mellanox Announces Availability of Industry’s First 40Gb/s InfiniBand Switch Silicon Device and Product Reference Platforms

•	April 30 — Mellanox Wins ‘Best of Interop’ Award

Conference Calls
Mellanox will broadcast its second quarter 2008 financial results conference call today, Wednesday, at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 719-325-4869 approximately ten minutes prior to the start time. A taped replay will be made available approximately one hour after the conclusion of the call, and will remain available for one week. To access the replay, dial 719-457-0820. The pass code is: 5290947.

Mellanox will also conduct a conference call on Thursday, July 24, 2008 at 9 a.m. Israel Time to discuss the company’s second quarter financial results in Hebrew. To listen to the call, dial +972-3-9180610 approximately 10 minutes prior to the start of the call. A taped replay will be made available July 24, 2008, and will remain available for 72 hours. To access the replay, dial +972-3-9255901.

Both conference calls will be available via a live webcast on the investor relations section of the Mellanox web site at www.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

About Mellanox

Mellanox Technologies is a leading supplier of semiconductor-based, interconnect products to world-class server, storage, and infrastructure OEMs servicing Fortune 500 data centers, the world’s most powerful supercomputers, and mission critical embedded applications. The company’s Virtual Protocol Interconnect™ (VPI) enables standard communication protocols to operate over any converged network (InfiniBand, Ethernet, Data Center Ethernet) with the same software solution. Utilizing proven networking, clustering, storage, virtualization and RDMA acceleration engines, VPI optimizes application performance, power consumption, workload agility, and total system efficiency while future-proofing IT infrastructure.

Founded in 1999, Mellanox Technologies is headquartered in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and realization of certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the reversal of the valuation allowance because it enhances investors’ ability to review our business from the same perspective as management, which believes that such items are not directly attributable to the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the realization of certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued deployment of our interconnect adapters and switch silicon in tier-one OEM systems, the continued growth in demand for HPC products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our OEM partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-Q filed with the SEC on May 5, 2008 and our Form 10-K filed with the SEC on March 24, 2008, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. Virtual Protocol Interconnect is a trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

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Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Total revenues	$28,201	$19,779	$53,356	$36,634
Cost of revenues	(5,706)	(4,926)	(11,641)	(9,196)

Gross profit	22,495	14,853	41,715	27,438

Operating expenses:
Research and development	10,015	5,592	18,272	11,536
Sales and marketing	4,009	3,004	7,362	5,795
General and administrative	2,064	1,503	3,895	2,860

Total operating expenses	16,088	10,099	29,529	20,191

Income from operations	6,407	4,754	12,186	7,247

Other income, net	941	1,780	1,984	2,737

Income before taxes	7,348	6,534	14,170	9,984

Provision for taxes on income	(2,758)	(929)	(4,943)	(1,093)

Net income	$4,590	$5,605	$9,227	$8,891

Net income per share attributable to ordinary shareholders:
Basic	$0.15	$0.19	$0.30	$0.35
Diluted	$0.14	$0.17	$0.28	$0.32

Shares used in computing income per share attributable to ordinary shareholders:
Basic	31,328	29,850	31,208	25,107
Diluted	32,969	32,419	32,881	27,572

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
GAAP NET INCOME	$4,590	$5,605	$9,227	$8,891
Adjustments:
Share-based compensation expense	2,037	827	3,911	1,425
Deferred taxes on NOL in Israel	3,013	—	5,069	—
NON-GAAP NET INCOME	$9,640	$6,432	$18,207	$10,316

GAAP SHARES — BASIC	31,328	29,850	31,208	25,107
Adjustments:
Impact from weighted outstanding shares*	201	10	320	4,753
NON-GAAP SHARES — BASIC	31,529	29,860	31,528	29,860

GAAP SHARES — DILUTED	32,969	32,419	32,881	27,572
Adjustments:
Impact from weighted outstanding shares*	201	10	320	4,753
Effect of dilutive securities under GAAP**	(1,641)	(2,569)	(1,672)	(2,465)
Total options vested and exercisable	2,914	3,859	2,914	3,859

NON-GAAP SHARES — DILUTED	34,443	33,719	34,443	33,719

Adjustments:
GAAP NET INCOME PER SHARE — DILUTED	$0.14	$0.17	$0.28	$0.32
Share-based compensation expense	0.06	0.02	0.12	0.05
Deferred taxes on NOL in Israel	0.09	—	0.15	—
Impact from weighted outstanding shares*	(0.00)	(0.00)	(0.01)	(0.06)
Effect of dilutive securities under GAAP**	0.01	0.02	0.03	0.04
Total options vested and exercisable	(0.02)	(0.02)	(0.04)	(0.04)

NON-GAAP INCOME PER SHARE — DILUTED	$0.28	$0.19	$0.53	$0.31

*Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. All shares issued during the period were adjusted for the amount of time they were outstanding during that period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

**This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30,	December	31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$73,848	$100,650
Short-term investments	90,361	52,231
Restricted cash	826	709
Accounts receivable, net	21,776	17,353
Inventories	5,997	5,396
Deferred taxes	7,243	12,312
Prepaid expenses and other	2,171	1,509

Total current assets	202,222	190,160
Property and equipment, net	8,652	8,449
Severance assets	4,056	3,152
Intangible assets, net	497	395
Other long-term assets	1,758	244

Total assets	$217,185	$202,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,565	$6,703
Other accrued liabilities	11,172	11,282
Capital lease obligations, current	1,065	1,560

Total current liabilities	17,802	19,545
Accrued severance	5,548	4,058
Capital lease obligations, net of current portion	1,142	1,609
Other long-term obligations	523	71

Total liabilities	25,015	25,283
Ordinary shares	134	128
Additional paid-in capital	216,575	210,618
Accumulated other comprehensive income (loss)	(83)	54
Accumulated deficit	(24,456)	(33,683)

Total shareholders’ equity	192,170	177,117

Total liabilities and shareholders’ equity	$217,185	$202,400

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$9,227	$8,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,761	796
Share-based compensation expense	3,911	1,425
Gain on sales of investments	(1,456)	(211)
Deferred income taxes	5,069	—
Changes in assets and liabilities:
Accounts receivable, net	(4,423)	(26)
Inventories	(601)	(1,121)
Prepaid expenses and other assets	(694)	1,697
Accounts payable	(1,138)	177
Accrued liabilities and other payables	1,832	63

Net cash provided by operating activities	13,488	11,691

Cash flows from investing activities:
Purchase of severance-related insurance policies	(904)	(246)
Purchases of short-term investments	(136,602)	(60,927)
Maturities and sale of short-term investments	99,791	2,438
Return of (investment in) restricted cash deposit	(99)	71
Purchase of property and equipment	(1,572)	(1,172)
Investment in other companies	(1,500)	—

Net cash used in investing activities	(40,886)	(59,836)

Cash flows from financing activities:
Proceeds from initial public offering, net	—	105,953
Principal payments on capital lease obligations	(1,456)	(291)
Proceeds from exercise of share options and warrants	2,052	246

Net cash provided by financing activities	596	105,908

Net increase (decrease) in cash and cash equivalents	(26,802)	57,763
Cash and cash equivalents at beginning of period	100,650	20,570

Cash and cash equivalents at end of period	$73,848	$78,333